QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(iii)

FORM OF LETTER TO BROKERS, DEALERS,
COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
REGARDING THE OFFER BY H&Q LIFE SCIENCES INVESTORS.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We are enclosing the material listed below relating to the offer by H&Q Life Sciences Investors (the "Fund"), a Massachusetts business trust registered as a closed-end investment company under the Investment Company Act of 1940, as amended, to its shareholders to permit them to tender for purchase for cash by the Fund up to thirty-five percent (35%) of the Fund's issued and outstanding shares of beneficial interest, par value $0.01 per share ("Shares"), representing consideration equal to 98% of the NAV in U.S. Dollars as of the close of regular trading on the New York Stock Exchange ("NYSE") on the business day immediately following the day the offer expires (the "Pricing Date"), subject to the terms and conditions set forth in the Offer Notice dated May 3, 2011 and the related Letter of Transmittal (which together constitute the "Offer Documents") ("Offer"). If the number of Shares tendered for purchase exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered Shares on a pro rata basis (after taking into account "odd lots" and with appropriate adjustment to avoid purchase of fractional Shares). THE OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON MAY 31, 2011, UNLESS EXTENDED ("EXPIRATION DATE").

        The following documents are enclosed:

  (1)
  OFFER NOTICE DATED MAY 3, 2011;

  (2)
  LETTER OF TRANSMITTAL TO BE USED TO TENDER SHARES FOR PURCHASE; AND

  (3)
  FORM OF LETTER TO CLIENTS THAT MAY BE SENT TO YOUR CLIENTS FOR WHOSE ACCOUNT YOU HOLD SHARES REGISTERED IN YOUR NAME (OR IN THE NAME OF YOUR NOMINEE), WITH SPACE PROVIDED FOR OBTAINING SUCH CLIENTS' INSTRUCTIONS WITH REGARD TO THE OFFER.

        PLEASE NOTE THE EXPIRATION DATE IS 11:59 P.M., EASTERN TIME, ON MAY 31, 2011, UNLESS EXTENDED.

        Guaranteed delivery will not be available in connection with this Offer and, therefore, no tenders will be accepted after 11:59 p.m., Eastern time, on the Expiration Date.

        No fees or commissions will be payable to brokers, dealers or other persons under the terms of the Offer, although tendering shareholders may be obligated to pay a processing fee to their broker for assistance in transmitting a tender. There are no transfer taxes regarding the Offer. A tender will be deemed invalid unless an exemption is proved or unless the required taxpayer identification information is or has previously been provided regarding backup tax withholding. Certain documents may also have to be submitted as apply to withholdings potentially affecting payments to non-U.S. shareholders. See Instruction 10 of the Letter of Transmittal.

        THE MAKING OF THE OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. THIS OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE OFFER WOULD, ABSENT PRIOR REGISTRATION, FILING OR QUALIFICATION UNDER APPLICABLE LAWS, NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. ACCORDINGLY, SHAREHOLDERS ARE REQUIRED TO INFORM THEMSELVES OF AND OBSERVE ANY SUCH RESTRICTIONS.

        If a client instructs you by telephone to present your Shares for purchase, please record the telephone conversation (in accordance with applicable law).

        NONE OF THE FUND, ITS BOARD OF TRUSTEES, OR THE INVESTMENT ADVISER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER FOR PURCHASE OR TO REFRAIN FROM TENDERING SHARES. THE FUND HAS BEEN ADVISED THAT NO TRUSTEE OR OFFICER OF THE FUND, OR THE FUND'S INVESTMENT ADVISER, INTENDS TO PARTICIPATE IN THE OFFER.

        Additional copies of the enclosed material may be obtained from The Altman Group, Inc., the Information Agent, at the appropriate address and telephone number set forth in the Offer. Any questions you have with respect to the Offer should be directed to the Information Agent at 1 Grand Central Place, Suite 916, New York, NY 10165, or call toll free (877) 361-7969.

Very truly yours,

H&Q LIFE SCIENCES INVESTORS

        NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF EITHER THE FUND OR THE DEPOSITARY OR AUTHORIZE YOU OR ANY OTHER PERSON (A) TO MAKE ANY STATEMENTS WITH RESPECT TO THE OFFER, OTHER THAN THE STATEMENTS SPECIFICALLY SET FORTH IN THE OFFER NOTICE AND THE LETTER OF TRANSMITTAL; OR (B) TO DISTRIBUTE ANY MATERIAL WITH RESPECT TO THE OFFER OTHER THAN AS SPECIFICALLY AUTHORIZED.

QuickLinks

  Exhibit (a)(1)(iii)